528459 v1/HN
Consent Of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of
Anglogold Ashanti Limited of our report dated March 9, 2006, with respect to the balance sheets of
Société des Mines de Morila S.A. as of December 31, 2005 and 2004, and the related statements of income, cash flows, and changes in shareholders equity for each of the three years in the period ended
December 31, 2005, included in the 2005 Annual Report on Form 20-F of Anglogold Ashanti Limited. We
also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/  PRICEWATERHOUSECOOPERS INC.
PRICEWATERHOUSECOOPERS INC.
Chartered Accountants (SA)
Registered Accountants and Auditors
Johannesburg, Republic of South Africa
March 23, 2006

528459 v1/HN
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form
F-3) and related Prospectus of AngloGold Ashanti Limited for the registration of its ordinary shares, debt securities, warrants and rights to purchase ordinary shares and to the attachment thereto and the incorporation by reference therein of our report dated March 17, 2006, with respect to the consolidated financial statements of AngloGold Ashanti Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
Ernst & Young
Registered Accountants and Auditors
Chartered Accountants (S.A.)
Johannesburg, Republic of South Africa
March 23, 2006